UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  January 31, 2010

China Clean Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-126900	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fulu Industrial District Long Tian Town, Fuqing City Fujian Province, People’s Republic of China	350315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 402-3270

20 Sterling Circle
Suite 204
Wheaton, Illinois 60187
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       Shannon Yan resigned from all of her positions, including interim chief financial officer and principal financial and accounting officer, with China Clean Energy Inc. (the “Company”) effective January 31, 2010. The Company’s board of directors voted to appoint William Chen, 24, as its chief financial officer and principal financial and accounting officer effective February 1, 2010. Mr. Chen joined the Company in December 2009 as its vice president of investor relations. Prior to that Mr. Chen worked as a financial analyst at Wealth Transition Planning LLC, a comprehensive financial services firm, from April 2009 through September 2009. Mr. Chen served as a director assistant at EKN Financial Service from January 2009 through April 2009. His earlier work experiences were as an accounting intern at Colgate Palmolive Company from January 2006 through August 2006 and as a marketing and business development intern at Duane Reade Corporation from September 2004 through April 2005. Mr. Chen holds a Bachelors degree in Finance and Investment from Baruch College and is working towards an MBA degree.

Item 8.01.  Other Events.

On February 1, 2010, the Company issued a press release announcing Ms. Yan’s resignation and Mr. Chen’s appointment.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

99.1                 Press Release dated February 1, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: February 5, 2010	By:	/s/ Tai-Ming Ou
Name: Tai-Ming Ou
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.     Description

99.1                 Press Release dated February 1, 2010.